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                                                                     Exhibit 3.4

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/15/1995
   950132397 - 2512706

                          CERTIFICATE OF INCORPORATION

                                       OF

                           FIRST FIDELITY TITLE, INC.

     ARTICLE ONE. The name of the Corporation is:

                           First Fidelity Title, Inc.

     ARTICLE TWO. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Zip Code 19805. The name of its registered agent at such address is Corporation Service Company.

     ARTICLE THREE. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     ARTICLE FOUR. The aggregate number of shares of stock which the Corporation shall be authorized to issue is one hundred thousand (100,000), all of which are designated as common stock and each share having a par value of $0.01.

     ARTICLE FIVE. The name and mailing address of the sole incorporator is as follows:

          Donald K. Basta          401 North Michigan Avenue
                                   Suite 1900
                                   Chicago, Illinois 60611

     ARTICLE SIX. The Corporation is to have perpetual existence.

     ARTICLE SEVEN. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

     ARTICLE EIGHT. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     ARTICLE NINE. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors, or any other person herein are granted subject to this reservation.

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     ARTICLE TEN.  1. Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extend permitted by the amended Delaware General Corporation Law. Any repeal or modification of this subsection 1 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     2. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subsection 2(b) of this Article Nine with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof)



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initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subsection 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, an advance payment of expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall be finally adjudicated that such director or officer is not to be indemnified under this subsection 2 or otherwise.

     (b) If a claim under subsection 2(a) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this subsection 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.


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     (d)  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses incurred in defending any proceeding to any employee or agent of the Corporation to the fullest extent of the provisions of this subsection 2 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (f) For purposes of this subsection 2, the term "Corporation" shall include, in addition to the Corporation, any constituent corporation absorbed in a consolidation or merger with the Corporation, to the extent such constituent Corporation would have had power and authority to indemnify its directors, officers, employees and agents if its separate existence had survived.

     ARTICLE ELEVEN. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this fourteenth day of June, 1995.



                                   /s/ DONALD K. BASTA
                                   --------------------------------
                                   Donald K. Basta






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                             CERTIFICATE OF MERGER
                                       OF
                   COMMUNITIES TITLE INSURANCE AGENCY, INC.,
                             A FLORIDA CORPORATION,
                                      INTO
                          FIRST FIDELITY TITLE, INC.,
                             A DELAWARE CORPORATION

     Pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware and Sections 607.1101 and 607.1107 of the Florida Statutes, the undersigned Delaware and Florida corporations hereby certify by this Certificate of Merger as follows:

     FIRST: The name of each constituent corporation and the surviving corporation and the States under the laws of which they are respectively organized are as follows:

     1. COMMUNITIES TITLE INSURANCE AGENCY, INC. ("CTIA") is a corporation organized and existing under the laws of the State of Florida, incorporated on October 18, 1989 (Florida Corporate No. L23559); and

     2. FIRST FIDELITY TITLE, INC. ("FIRST FIDELITY") is a corporation organized and existing under the laws of the State of Delaware, incorporated on June 15, 1995 (Delaware Corporate No. 2512706); and

     3. The surviving corporation is FIRST FIDELITY TITLE, INC., a Delaware corporation.

     SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the General Corporation Law of the State of Delaware and Section 607.1103 of the Florida Statutes. The merger was approved by the sole shareholder and Board of Directors of CTIA by Written Action in Lieu of Meeting dated March 13, 2000. The merger was approved by the sole shareholder and the Board of Directors of FIRST FIDELITY by Written Action in Lieu of Meeting dated March 13, 2000. The laws of the State of Delaware and State of Florida permit such a merger. The Certificate of Incorporation of FIRST FIDELITY shall be the Certificate of Incorporation of the surviving corporation.

     THIRD: The effective date of the merger shall be as of the date of filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

     F0URTH: The Agreement and Plan of Merger annexed hereto as Exhibit "A" is incorporated herein by reference in its entirety. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation at the following address: 24301 Walden Center Drive, Suite 300, Bonita Springs, Florida 34134. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of either of the constituent corporations.


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      FIFTH: As required pursuant to Section 607.1107 of the Florida Statutes,
FIRST FIDELITY agrees that it may be served with process in the State of Florida in any proceeding for the enforcement of any obligation of CTIA, including but not limited to any obligation of CTIA arising from the merger and including any suit or other proceeding to enforce the dissenters' rights of the shareholders as determined pursuant to Sections 607.1301-607.1320 of the Florida Statutes. FIRST FIDELITY agrees that it will promptly pay to any dissenting shareholders the amount, if any, to which such dissenting shareholders are entitled under Section 607.1302 of the Florida Statutes.

      SIXTH: FIRST FIDELITY hereby irrevocably appoints the Secretary of State of the State of Florida and the successors in such office, as its agent to accept service of process in any suit or proceeding described in Item FIFTH hereinabove.

      It is requested that a copy of any notice, process or pleading served hereunder be mailed to:

                           Vivien Hastings
                           24301 Walden Center Drive
                           Bonita Springs, FL 34134

      IN WITNESS WHEREOF, each of the corporations party to the merger has caused this Certificate and Articles of Merger to be executed on its behalf by its duly authorized officer this 20th day of April, 2000.


COMMUNITIES TITLE                         FIRST FIDELITY TITLE, INC.,
INSURANCE AGENCY, INC.,                   a Delaware corporation
a Florida corporation

By:  /s/ JAMES D. CULLEN                  By:  /s/ VIVIEN HASTINGS
   -----------------------------------       ----------------------------------
Print Name:  James D. Cullen              Print Name:  Vivien Hastings
           ---------------------------               --------------------------
Title:   VP                               Title:   Vice President
      --------------------------------          -------------------------------


STATE OF FLORIDA
COUNTY OF LEE

      The foregoing instrument was acknowledged before me this 20 day of April, 2000, by James D. Cullen, as Vice President of COMMUNITIES TITLE INSURANCE AGENCY, INC., a Florida corporation, on behalf of the corporation. He/She is personally known to me or has produced ____________ as identification.

                                          /s/ CARIN A. RUPP
                                          -------------------------------------
                                          NOTARY PUBLIC
                    [SEAL]                Name:  Carin A. Rupp
                                               --------------------------------
                                          Serial #  CC 751157
                                                  -----------------------------
                                          My Commission Expires: 12-8-2000
                                                                ---------------



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STATE OF FLORIDA
COUNTY OF LEE

      The foregoing instrument was acknowledged before me this 20 day of April, 2000, by Vivien Hastings, as Vice President of FIRST FIDELITY TITLE, INC., a Delaware corporation, on behalf of the corporation. He/She is personally known to me or has produced __________ as identification.

                                          /s/ CARIN A. RUPP
                                          -------------------------------------
                                          NOTARY PUBLIC
                  [SEAL]                  Name:  Carin A. Rupp
                                               --------------------------------
                                          Serial #  CC 751157
                                                  -----------------------------
                                          My Commission Expires:  12-8-2000
                                                                ---------------



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                                  Exhibit "A"

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER dated this 20th day of April, 2000, between FIRST FIDELITY TITLE, INC., a Delaware corporation ("FIRST FIDELITY") and COMMUNITIES TITLE INSURANCE AGENCY, INC., a Florida corporation ("CTIA") (FIRST FIDELITY and CTIA being sometimes referred to herein as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, FIRST FIDELITY is a corporation duly organized and existing under the laws of the State of Delaware; and

     WHEREAS, CTIA is a corporation duly organized and existing under the laws of the State of Florida; and

     WHEREAS, the Board of Directors and sole voting shareholder of each Constituent Corporation deem it advisable for the general welfare of such Constituent Corporation and its respective shareholders that CTIA be merged into FIRST FIDELITY and have approved said merger;

     NOW, THEREFORE, the Constituent Corporations hereby agree that CTIA shall be merged with and into FIRST FIDELITY (sometimes referred to herein as the "Surviving Corporation") in accordance with the applicable laws of the State of Delaware and the State of Florida and the terms and conditions of the following Plan of Merger:

                                   ARTICLE I
                          THE CONSTITUENT CORPORATIONS

     The names of the Constituent Corporations to the merger are FIRST FIDELITY TITLE, INC., a Delaware corporation (Delaware Charter No. 2512706), and COMMUNITIES TITLE INSURANCE AGENCY, INC., a Florida corporation (Florida Charter No. L23559).

                                   ARTICLE II
                                 CAPITAL STOCK

     The issued and outstanding capital stock of each Constituent Corporation is as follows:

     SECTION 2.1 CTIA is authorized to issue 10,000 shares of Common Stock, par value $1.00 per share. As of the date hereof, 10,000 shares of Common Stock are validly issued, outstanding and entitled to vote, all of which shares are owned by a single shareholder ("Shareholder").

     SECTION 2.2 FIRST FIDELITY is authorized to issue 100,000 shares of Common Stock, par value $.01 per share. As of the date hereof, 4,350 shares of Common Stock are validly issued, outstanding and entitled to vote, all of which shares are owned by the Shareholder.
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                                  ARTICLE III
                     THE MERGER; THE SURVIVING CORPORATION

     On the Effective Date, as hereinafter defined, CTIA shall be merger into FIRST FIDELITY in accordance with the applicable provisions of Title 8, Chapter 1 of the Delaware Code (the General Corporation Law of the State of Delaware) and Chapter 607 of the Florida Statutes (the Florida Business Corporation Act). FIRST FIDELITY shall be the surviving corporation, and shall be governed by the laws of the State of Delaware.

                                   ARTICLE IV
                            THE EFFECT OF THE MERGER

     From and after the filing of the Certificate of Merger in accordance with
Article VIII hereof, the Constituent Corporations shall be a single corporation, which shall be the Surviving Corporation. From and after such filing, the separate existence of CTIA shall cease, while the corporate existence of FIRST FIDELITY shall continue unaffected and unimpaired. The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a corporation organized under the General Corporation Law of the State of Delaware. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Corporations. All property, real, personal and mixed, and all debts on whatever account, all other causes in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of such merger. The Surviving Corporation shall henceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by such merger.

                                   ARTICLE V
                              SUPPLEMENTARY ACTION

     If at any time after the Effective Date any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect, confirm or record in the Surviving Corporation the title to any property or rights of either of the Constituent Corporations, or otherwise to carry out the provisions of this Agreement and Plan of Merger, the proper officers and directors of the respective Constituent Corporations as of the Effective Date shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise carry out the purposes of this Agreement and Plan of Merger.

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                                   ARTICLE VI
                     ARTICLES OF INCORPORATION AND BYLAWS;
                             OFFICERS AND DIRECTORS

     SECTION 6.1 The Certificate of Incorporation and Bylaws of FIRST FIDELITY shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the same shall thereafter be further amended or repealed as provided therein and by applicable law.

     SECTION 6.2 The current officers and directors of the Surviving Corporation shall continue to serve in those capacities following the merger.

                                  ARTICLE VII
                TREATMENT OF SHARES OF CONSTITUENT CORPORATIONS

     The Shareholder owns all outstanding shares of stock in both CTIA and FIRST FIDELITY as of the Effective Date. Accordingly:

     SECTION 7.1 Each share of the Common Stock of CTIA issued and outstanding immediately prior to the filing of the Certificate of Merger in accordance with Article VIII shall, by virtue of the merger and without any action on the part of the holder thereof, cease to exist and shall be canceled and no cash, securities or other property shall be issued in respect thereof.

     SECTION 7.2 Each share of the Common Stock of FIRST FIDELITY issued and outstanding immediately prior to the filing of the Certificate of Merger shall continue to be issued and outstanding after the merger.

                                  ARTICLE VIII
                APPROVAL BY BOARD OF DIRECTORS AND SHAREHOLDERS

     This Agreement and Plan of Merger shall be approved by the respective Board of Directors of each Constituent Corporation and submitted to the voting shareholder of each Constituent Corporation for approval as provided by the General Corporation Law of the State of Delaware and Florida Business Corporation Act. If duly adopted by the shareholders, the Certificate of Merger necessary to meet the requirements of the General Corporation Law of the State of Delaware and Florida Business Corporation Act shall be filed immediately in the appropriate office in Delaware and Florida.

                                   ARTICLE IX
                                 EFFECTIVE DATE

     The merger of CTIA into FIRST FIDELITY shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the General Corporation Law of the State of Delaware. The date on which such merger shall become effective is herein called the "Effective Date."


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                                   ARTICLE X
                               COVENANTS OF CTIA

     CTIA covenants and agrees that: (a) it will not further amend its Articles of Incorporation prior to the Effective Date, and (b) it will not issue any additional shares of its capital stock or any rights to acquire any such prior to the Effective Date.

                                   ARTICLE XI
                          COVENANTS OF FIRST FIDELITY

     FIRST FIDELITY covenants and agrees that: (a) it will not further amend its Certificate of Incorporation prior to the Effective Date, and (b) it will not issue any additional shares of its capital stock or any rights to acquire any such shares prior to the Effective Date.

                                  ARTICLE XII
                                  TERMINATION

     Anything to the contrary herein or elsewhere notwithstanding, this Agreement and Plan of Merger may be terminated and abandoned by the Board of Directors of either of the Constituent Corporations at any time prior to the filing of the Certificate of Merger.

     Executed on the date first set forth hereinabove, to be effective on the Effective Date.


COMMUNITIES TITLE                       FIRST FIDELITY TITLE, INC.,
INSURANCE AGENCY, INC.,                 a Delaware corporation
a Florida corporation


By: /s/ JAMES D. CULLEN                 By: /s/ VIVIEN HASTINGS
   -----------------------------           ------------------------------
Print Name: James D. Cullen             Print Name: Vivien Hastings
           ---------------------                   ----------------------
Title: VP                               Title: Vice Pres
      --------------------------              ---------------------------

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